UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  February 18, 2016

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective February 18, 2016, Aegion Corporation (“Aegion”) completed its previously announced acquisition of Underground Solutions, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated January 4, 2016 (the “Merger Agreement”), by and among Aegion, PUAC, Inc., a Delaware corporation (“Merger Sub”), the Company, Fortis Advisors LLC, a Delaware limited liability company, in its capacity as stockholder representative, and UGSI Solutions, Inc., a Delaware corporation. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Aegion (the “Merger”).

At the effective time of the Merger, each share of common and preferred stock of the Company issued and outstanding (other than shares held by the Company which were cancelled without payment and dissenting shares) was converted into the right to receive a portion of the merger consideration. In addition, at the effective time of the Merger, all outstanding options to purchase the Company’s common stock (other than out-of-money options and a warrant which were cancelled without payment) were cancelled and converted into the right to receive a portion of the merger consideration.

The purchase price paid for the Company was approximately $85 million plus an additional $5.3 million for the discounted value of tax benefits associated with existing net operating loss carry forwards. Approximately $6.3 million of the purchase price was deposited into escrow as security for post-closing purchase price adjustments and post-closing indemnification obligations of the Company’s stockholders and optionholders. The purchase price is subject to a post-closing working capital adjustment and a post-closing adjustment to the value of the tax benefits associated with existing net operating loss carry forwards.

The source of funds for the acquisition of the Company was provided through cash on hand and Aegion’s existing syndicated credit facility with Bank of America as administrative agent. A copy of the press release issued by Aegion announcing the completion of the acquisition is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Press Release of Aegion Corporation, dated February 18, 2016, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel and Chief Administrative Officer

Date: February 24, 2016

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
99.1	Press Release of Aegion Corporation, dated February 18, 2016, filed herewith.